Exhibit 99.1

Upwork Appoints Anthony Kappus as Chief Operating Officer, Elevates Technology and Legal Leaders for Next Chapter of Growth

Redfin veteran joins as company’s first COO, Andrew Rabinovich elevated to chief technology officer, and Jacob McQuown becomes chief legal officer, bolstering executive leadership team

PALO ALTO, Calif. – August 12, 2025 – Upwork Inc. (NASDAQ: UPWK), the world’s human and AI-powered work marketplace, today announced that it has appointed Anthony Kappus as the company’s first-ever chief operating officer (COO). Additionally, Andrew Rabinovich has taken on expanded responsibility as chief technology officer (CTO) while continuing to lead AI and machine learning. Jacob McQuown has been promoted to chief legal officer (CLO) to drive Upwork’s leading legal, compliance, and policy program.

“As Upwork continues to lead the industry in the human and AI-powered era of work, our proven leadership team is critical in driving excellence in every area of the business,” said Hayden Brown, president and CEO, Upwork. “Anthony’s deep operational expertise and customer-first mindset, Andrew’s singular AI vision and robust technical knowledge, and Jacob’s measured, strategic approach to every legal matter are tremendous assets for our next chapter of growth.”

Anthony Kappus joins Upwork as COO, effective September 2, to lead a team spanning legal, information security, payments & trust, customer support, and communications. Kappus brings significant operational expertise and marketplace experience from more than a decade spent at Redfin, where he led digital revenue, Redfin’s fastest-growing and most profitable business segment, along with corporate development and legal. He was instrumental in every chapter at the company over that decade, leading a diverse array of functions and teams.

“The breadth of Upwork’s mission and vision was clear from the moment I first met with Hayden and the team,” said Kappus. “Upwork is at the vanguard of how AI is transforming knowledge work. I’m thrilled to help scale Upwork’s global marketplace to both an expanding range of clients, from large enterprises to small businesses, and talented professionals around the world.”

Andrew Rabinovich’s expanded role as CTO, now leading engineering and IT alongside AI and machine learning efforts, reflects Upwork’s evolution into a truly AI-native platform and company, which is enhancing value for customers and catalyzing the company’s growth. Since joining Upwork in late 2023 as part of its acquisition of Headroom, Rabinovich has overseen the development and evolution of Uma™, Upwork’s mindful AI, into an always-on AI work agent, as well as custom domain-specific AI models tuned on Upwork’s proprietary data to deliver better work outcomes for both clients and talent. In 2025, newly-released AI and customer experience enhancements are contributing a more than $80 million lift in gross services volume (GSV) for the company.

“Today, thanks to our top-tier AI and engineering team’s rapid innovation, AI is at the core of nearly everything new that Upwork builds for our customers,” said Rabinovich. “Upwork has become an AI company, but we’re still in the early days of our roadmap for human-centered AI, and we have so much more to deliver in the coming quarters and years.”

Finally, Jacob McQuown has been promoted to chief legal officer to lead the legal and policy functions. McQuown has a strong track record over eight years at Upwork, most recently as deputy general counsel leading the announced acquisition of Bubty and agreement to acquire Ascen by Upwork’s new wholly owned Enterprise subsidiary.

About Upwork

Upwork is the world’s human and AI-powered work marketplace that connects businesses with highly skilled, AI-enabled independent talent from across the globe. From Fortune 100 enterprises to entrepreneurs, companies rely on Upwork’s trusted platform and its mindful AI companion, Uma™, to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With on-demand access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, Upwork enables businesses to scale, innovate, and transform their workforces for the age of AI and beyond.

Upwork’s platform has facilitated more than $25 billion in economic opportunity for talent around the world. Learn more at upwork.com and follow us on LinkedIn, Facebook, Instagram, TikTok, and X.

Contact:
press@upwork.com